FOR IMMEDIATE RELEASE

ISS SUPPORTS ICAHN NOMINEES FOR FOREST LABS BOARD

ISS recommends shareholders vote on the GOLD proxy card

ISS recommends that shareholders DO NOT vote on management’s white proxy card

New York, New York, August 1, 2012
Contact: Susan Gordon (212) 702-4309

Carl Icahn announced today that Institutional Shareholder Services Inc. (“ISS”), an influential and leading proxy advisory firm, announced its support for two of Carl Icahn’s nominees to Forest Labs’ board of directors.  ISS recommended that shareholders of Forest Labs vote on the GOLD card for Daniel Ninivaggi and Pierre Legault.

ISS, among other things, stated, “[Icahn] has made a compelling case that increased independent boardroom representation and oversight of Forest’s operating expenses are warranted.”

Mr. Icahn stated, “the fact that this very well respected proxy advisory firm concluded, and recommended, that the best path forward for Forest Labs includes a board with shareholder-nominated directors is very good news for all shareholders.”

We urge shareholders to vote the GOLD proxy card FOR Ende, Ninivaggi, Fromkin and Legault.  Shareholders should be advised that they CANNOT use management’s WHITE proxy card to vote for any of Ende, Ninivaggi, Fromkin or Legault.  Also, shareholders CANNOT use management’s WHITE proxy card to follow the recommendation of ISS.  Shareholders who want to follow the ISS recommendation must use the GOLD proxy card.  Please use the GOLD proxy card to support our nominees.

If you have any questions about how to vote your shares or require any assistance in executing your proxy, please call the firm assisting us in the solicitation of proxies:

D.F. King & Co., Inc.
Shareholders call toll-free:  (800) 697-6975
Banks and Brokers call collect:  (212) 269-5550
or
Call Edward McCarthy of D.F. King directly at (212) 493-6952

ON JULY 23, 2012, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ERIC J. ENDE, PIERRE LEGAULT, ANDREW J. FROMKIN, DANIEL A. NINIVAGGI, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2012 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS.  THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS:  STOCKHOLDERS CALL TOLL−FREE: (800) 697−6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269−5550.  CONSENT OF THE AUTHOR AND PUBLICATION NEITHER SOUGHT NOR OBTAINED TO USE THE MATERIAL REFERRED TO HEREIN AS PROXY SOLICITING MATERIAL.